                                                                    EXHIBIT 99.1



--------------------------------------------------------------------------------

[LITTELFUSE LOGO]                                                          NEWS

--------------------------------------------------------------------------------
                               Littelfuse, Inc.
                               -------------------------------------------------
NEWS RELEASE                   800 East Northwest Highway  Des Plaines, IL 60016
                               -------------------------------------------------
                               (847) 824-1188 - (847) 391-0894 - FAX #
                               -------------------------------------------------


CONTACT:  PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO   (847) 391-0566



        LITTELFUSE REPORTS RECORD SALES AND CASH FLOW FOR SECOND QUARTER

     DES PLAINES, ILLINOIS, AUGUST 9, 2006 - Littelfuse, Inc. (NASDAQ/NGS:LFUS) today reported second quarter 2006 results which included record sales and cash flow from operating activities.

Second Quarter Highlights

- Sales of $137.9 million for the second quarter of 2006 were up 19% compared to the prior-year quarter due to strong performance across all geographies. Electronics end markets were particularly strong, while the automotive and electrical markets also contributed to the increase. Sales grew 10% sequentially (9% excluding a partial quarter of sales from the Concord Semiconductor acquisition) compared to guidance of 5% to 8% sequential growth.

- Diluted earnings per share were $0.02 for the second quarter of 2006 compared to $0.19 per diluted share for the second quarter of 2005. Earnings for the second quarter of 2006 included pre-tax charges of $17.1 million and $2.8 million related to the closure of the Ireland plant and write-down of Heinrich real estate in Germany, respectively. Earnings also included a tax benefit of $2.8 million, partially offset by tax charges of $0.9 million. The tax benefit related to the recognition of certain net operating losses acquired as part of the Teccor acquisition.

- Adjusted operating margin (see Supplemental Information schedule) improved to 12.4% in the second quarter of 2006 compared to adjusted operating margin of 7.3% for the second quarter of 2005.

- Cash flow from operating activities was $25.7 million for the second quarter of 2006 compared to $12.1 million for the prior year quarter. This reflects improvements in profitability and working capital performance.

-    The book-to-bill ratio for electronics for the second quarter of 2006 was
     1.03. This is down from 1.17 for the first quarter but still indicative of a generally healthy market environment.

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Page 2

- Overall capacity utilization for electronics is currently running at approximately 85%, with capacity utilization for Teccor products also at about 85%.

- The company has announced five acquisitions so far in 2006. SurgX, Concord Semiconductor, Catalina and SRC have all closed. The Song Long transaction is awaiting Chinese government approval and is expected to close in the fourth quarter of 2006. These acquisitions are expected to add over $10 million of sales in the second half of 2006 and should in the aggregate be modestly accretive to earnings.

Second Quarter Operating Results

         Higher sales in the Americas and Europe continue to be driven by increased demand from broadline electronic distributors, reflecting strength in the telecom and general electronics end markets. To a lesser extent, increased electrical sales contributed to the Americas sales growth and higher automotive sales contributed to the gains in Europe. The increase in Asia sales was due primarily to strong consumer electronics and telecom demand in Greater China and increased consumer electronics sales in Japan.

         "It was a great quarter on many fronts," said Gordon Hunter, Chief Executive Officer. "We set new records for sales and cash flow. Our earnings, excluding special charges, were outstanding. We continue to make small but strategic acquisitions which add to our capabilities and improve our market position. We established a clear path forward to move the varistor product line to China. And finally, we are making excellent progress on the Heinrich integration and other critical cost reduction initiatives."

         "As expected, our operating margin for the second quarter, excluding special charges, was similar to the first quarter as the favorable operating leverage from increased sales was offset by higher commodity prices," said Phil Franklin, Chief Financial Officer. "We have implemented price increases that will partially offset these higher commodity prices, but because of existing contracts, some of the largest increases will not take effect until late this year or early next year."

Second Half Outlook

- Third quarter sales are expected to be up 0% to 3% sequentially reflecting the recent acquisitions. Operating margin for the third quarter is expected to be somewhat lower than adjusted operating margin for the second quarter due to higher commodity prices and temporary cost increases related to plant, warehouse and office consolidations which will be mostly complete by the end of the year. Diluted earnings per share for the third quarter are expected to be in the range of $0.45 to $0.50

- The fourth quarter is expected to show the typical seasonal sales decline of about 5% sequentially. Although we currently see no signs of a slowdown, there is some risk of an electronics distributor inventory correction before the end of the year if the global economy slows.

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Page 3

- The effective tax rate for the second half of the year could vary significantly from quarter to quarter, but is expected to average about 35%. We expect the 2007 effective tax rate to be in the 30% to 35% range.

Conference Call Webcast Information

         Littelfuse will host a conference call today, Wednesday, August 9, 2006 at 11:00 a.m. Eastern/ 10:00 a.m. Central time to discuss the second quarter results. The call will be broadcast live over the Internet and can be accessed through the company's Web site: www.littelfuse.com. Listeners should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through September 30, 2006 and can be accessed through the Web site listed above.

About Littelfuse

         As the worldwide leader in circuit protection products and solutions with annual sales of $467.1 million in 2005, the Littelfuse portfolio is backed by industry leading technical support, design and manufacturing expertise. Littelfuse products are vital components in virtually every product that uses electrical energy, including automobiles, computers, consumer electronics, handheld devices, industrial equipment, and telecom/datacom circuits. Littelfuse offers Teccor(R), Wickmann(R) and Pudenz(R) brand circuit protection products. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has sales, distribution, manufacturing and engineering facilities in Brazil, China, England, Germany, Hong Kong, India, Ireland, Japan, Korea, Mexico, the Netherlands, the Philippines, Singapore, Taiwan and the U.S.

For more information, please visit Littelfuse's Web site at www.littelfuse.com.



--------------------------------------------------------------------------------
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.

Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
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Page 4

                                LITTELFUSE, INC.
                         Sales by Geography and Market*
                              (Dollars in millions)


                                   SECOND QUARTER                                 YEAR-TO-DATE
                        ------------------------------------         ------------------------------------
                          2006            2005     % CHANGE            2006            2005      % CHANGE
                          ----            ----     --------            ----            ----      --------
GEOGRAPHY
Americas                $   57.9        $   49.4        17%          $  112.5        $   99.6        13%
Europe                      29.0            24.3        19%              56.8            51.4        11%
Asia-Pacific                51.0            42.0        21%              94.3            78.4        20%
                        --------        --------     ------          --------        --------     ------

         TOTAL          $  137.9        $  115.7        19%          $  263.6        $  229.4        15%
                        ========        ========     ======          ========        ========     ======



                                    SECOND QUARTER                               YEAR-TO-DATE
                        ------------------------------------         ------------------------------------
                          2006            2005      % CHANGE           2006            2005     % CHANGE
                          ----            ----      --------           ----            ----     --------
MARKET
Electronics             $   94.8        $   75.0        27%          $  178.8        $  147.8        21%
Automotive                  31.6            29.8         6%              62.6            60.7         3%
Electrical                  11.5            10.9         6%              22.2            20.9         6%
                        --------        --------     ------          --------        --------     ------

         TOTAL          $  137.9        $  115.7        19%          $  263.6        $  229.4        15%
                        ========        ========     ======          ========        ========     ======



* Certain prior year amounts have been reclassified to conform to the current year presentation. Amounts exclude Efen.



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Page 5

                                LITTELFUSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)

                                                                 July 1, 2006      December 31, 2005
                                                                 ------------      -----------------
ASSETS:
Cash and cash equivalents ..............................            $ 34,780            $ 21,947
Receivables ............................................              96,498              80,303
Inventories ............................................              65,831              63,423
Deferred income taxes ..................................              12,946              11,927
Assets held for sale (Efen) ............................                   -              17,633
Other current assets ...................................              11,406               7,936
                                                                    --------            --------

Total current assets ...................................             221,461             203,169

Property, plant, and equipment, net ....................             131,692             125,493
Intangible assets, net .................................              19,177              14,742
Goodwill ...............................................              69,038              54,440
Investments ............................................               5,328               5,590
Long-term deferred tax asset ...........................               6,653                   -
Other assets ...........................................                 856                 497
                                                                    --------            --------

    Total assets .......................................            $454,205            $403,931
                                                                    ========            ========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable .......................................            $ 24,798            $ 20,457
Accrued payroll ........................................              16,430              20,128
Accrued expenses .......................................              14,140               8,141
Accrued severance ......................................              26,048               7,866
Accrued income tax .....................................              21,507               9,920
Liabilities held for sale (Efen) .......................                   -               6,722
Current portion of long-term debt ......................              24,524              26,682
                                                                    --------            --------

Total current liabilities ..............................             127,447              99,916

Long-term debt .........................................               1,605                   -
Deferred income taxes ..................................                   -               1,879
Accrued post-retirement benefits .......................              23,407              19,268
Other long-term liabilities ............................               5,412               5,658
Minority interest ......................................                 143                 144
Shareholders' equity ...................................             296,191             277,066
                                                                    --------            --------

   Total liabilities and shareholders' equity ..........            $454,205            $403,931
                                                                    ========            ========

Common shares issued and outstanding
    of 22,335,039 and 22,229,288,
    at July 1, 2006, and December 31, 2005, respectively




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Page 6


                                LITTELFUSE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)


                                                     For the Three Months Ended                   For the Six Months Ended
                                                   -------------------------------             -------------------------------
                                                    JULY 1,               July 2,               JULY 1,               July 2,
                                                    -------              -------                -------               -------
                                                     2006                  2005                  2006                   2005
                                                     ----                  ----                  ----                   ----
Net sales .....................................    $ 137,941             $ 115,693             $ 263,552             $ 229,450
Cost of sales .................................      106,652                80,576               187,463               157,112
                                                   ---------             ---------             ---------             ---------
Gross profit ..................................       31,289                35,117                76,089                72,338
Selling, general and administrative
    expense ...................................       28,599                23,538                54,421                48,999
Research and development expenses .............        4,790                 4,246                 9,465                 8,525
Amortization of intangibles ...................          591                   434                 1,111                 1,065
                                                   ---------             ---------             ---------             ---------
Total operating expense .......................       33,980                28,218                64,997                58,589
Operating income (loss) .......................       (2,691)                6,899                11,092                13,749
Interest expense ..............................          359                   568                   772                 1,041
Other income ..................................         (939)                  (96)               (1,510)                 (227)
                                                   ---------             ---------             ---------             ---------
Earnings (loss) from continuing
    operations before minority interest
    and income taxes ..........................       (2,111)                6,427                11,830                12,935

Minority interest .............................            -                    (5)                    -                     2
Income taxes (benefit) ........................       (2,560)                2,118                 2,598                 4,333
                                                   ---------             ---------             ---------             ---------
Earnings from continuing operations ...........          449                 4,314                 9,232                 8,600
Discontinued operations (net of tax) ..........            -                   (57)                  588                    96
                                                   ---------             ---------             ---------             ---------
Net income ....................................    $     449             $   4,257             $   9,820             $   8,696
                                                   =========             =========             =========             =========
Net income per share:
    Basic:
        Continuing operations .................    $    0.02             $    0.19             $    0.41             $    0.38
                                                   =========             =========             =========             =========
        Discontinued operations ...............    $       -             $       -             $    0.03             $    0.01
                                                   =========             =========             =========             =========
        Net income ............................    $    0.02             $    0.19             $    0.44             $    0.39
                                                   =========             =========             =========             =========

    Diluted:
        Continuing operations .................    $    0.02             $    0.19             $    0.41             $    0.38
                                                   =========             =========             =========             =========
        Discontinued operations ...............    $       -             $       -             $    0.03             $       -
                                                   =========             =========             =========             =========

        Net income ............................    $    0.02             $    0.19             $    0.44             $    0.38
                                                   =========             =========             =========             =========

Weighted average shares and equivalent
    shares outstanding:
    Basic .....................................       22,328                22,423                22,293                22,453
                                                   =========             =========             =========             =========
    Diluted ...................................       22,693                22,613                22,612                22,681
                                                   =========             =========             =========             =========


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Page 7

                                LITTELFUSE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)


                                                          For the Three Months Ended                 For the Six Months Ended
                                                        ------------------------------            -----------------------------
                                                         JULY 1,              July 2,             JULY 1,              July 2,
                                                         -------              -------             -------              -------
                                                           2006                2005                 2006                 2005
                                                           ----                ----                 ----                 ----
Operating activities:
Net income ..........................................   $    449             $  4,257             $  9,820             $  8,696
Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation ...................................      8,688                7,511               14,900               14,152
     Amortization ...................................        591                  463                1,111                1,094
     Stock-based compensation .......................      1,251                    -                2,704                    -
Changes in operating assets and liabilities:
     Accounts receivable ............................     (6,847)              (4,908)             (10,622)              (6,435)
     Inventories ....................................      4,055                4,006                  496                4,951
     Accounts payable and accrued expenses ..........     17,741               (1,971)              20,518               (9,234)
     Prepaid expenses and other .....................       (197)               2,759                  802               (1,014)
                                                        --------             --------             --------             --------
Net cash provided by operating
     activities .....................................     25,731               12,117               39,729               12,210
Cash used in investing activities:
     Purchases of property and equipment ............     (4,797)              (8,266)              (9,400)             (16,964)
     Acquisitions of businesses .....................    (28,825)                (991)             (31,526)              (1,019)
     Sale of Efen ...................................      2,146                    -               11,574                    -
                                                        --------             --------             --------             --------
Net cash used in investing activities ...............    (31,476)              (9,257)             (29,352)             (17,983)

Cash provided by financing activities:
     Proceeds from long-term debt ...................     16,500               11,895               22,858               26,951
     Payments of long-term debt .....................     (8,924)             (11,000)             (25,298)             (16,213)
     Proceeds from repayment of notes
           receivable, common stock .................          -                   12                    7                3,533
     Proceeds from exercise of stock options.........      1,516                  214                3,350                  675
     Purchase of treasury stock .....................          -                    -                    -               (3,199)
                                                        --------             --------             --------             --------
Net cash provided by financing activities ...........      9,092                1,121                  917               11,747

Effect of exchange rate changes on cash .............        983                 (724)               1,539               (1,910)
                                                        --------             --------             --------             --------
Increase in cash and cash equivalents ...............      4,330                3,257               12,833                4,064

Cash and cash equivalents at beginning
     of period ......................................     30,450               29,390               21,947               28,583
                                                        --------             --------             --------             --------

Cash and cash equivalents at end of
     period .........................................   $ 34,780             $ 32,647             $ 34,780             $ 32,647
                                                        ========             ========             ========             ========

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

Page 8


                                LITTELFUSE, INC.
                            SUPPLEMENTAL INFORMATION
                (in thousands, except per share data, unaudited)

                                                                      July 1, 2006           July 2, 2005           April 1, 2006
                                                                      ------------           ------------           -------------
Net sales ..................................................            $ 137,941              $ 115,693              $ 125,611
Cost of sales ..............................................              106,652                 80,576                 80,811
    Special charges (1) ....................................              (17,076)                (1,600)                  (852)
                                                                        ---------              ---------              ---------
Adjusted cost of sales .....................................               89,576                 78,976                 79,959

Adjusted gross profit ......................................               48,365                 36,717                 45,652
   % of sales ..............................................                 35.1%                  31.7%                  36.3%

Selling, general and administrative expenses ...............               28,599                 23,538                 25,822
    Special charges (2) ....................................               (2,764)                     -                 (1,206)
    Stock-based compensation ...............................               (1,251)                     -                 (1,453)
                                                                        ---------              ---------              ---------

Adjusted selling, general and administrative
    expenses ...............................................               24,584                 23,538                 23,163

Adjusted operating expenses ................................               29,965                 28,218                 28,358
   % of sales ..............................................                 21.7%                  24.4%                  22.6%

Adjusted operating income excluding stock-based compensation               18,400                  8,499                 17,294
                                                                        =========              =========              =========
   % of sales ..............................................                 13.3%                   7.3%                  13.8%

OPERATING INCOME (LOSS) ....................................               (2,691)                 6,899                 13,783
    SPECIAL CHARGES ........................................               19,840                  1,600                  2,058
                                                                        ---------              ---------              ---------
ADJUSTED OPERATING INCOME ..................................               17,149                  8,499                 15,841
                                                                        =========              =========              =========
   % OF SALES ..............................................                 12.4%                   7.3%                  12.6%


Note: The company believes that adjusted operating income is more indicative of the company's ongoing operating performance than GAAP operating income since it excludes charges that are related to closure of legacy operations.

Special Charges:
---------------
(1) Special charges relate to Ireland severance for the period ending July 1, 2006, inventory and asset write-downs for the periods ending July 2, 2005 and Heinrich severance for the period ending April 1, 2006.
(2) Special charges relate to Heinrich real estate write-down for the period ending July 1, 2006 and Heinrich severance for the period ending April 1, 2006.




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